As filed with the Securities and Exchange Commission September 17, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Benefitfocus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7372	46-2346314
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 Benefitfocus Way

Charleston, SC 29492

(843) 849-7476

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paris Cavic, Esq.

General Counsel

100 Benefitfocus Way

Charleston, SC 29492

(843) 849-7476

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald R. Reynolds, Esq. S. Halle Vakani, Esq. David P. Creekman, Esq. Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, NC 27607 (919) 781-4000	Christopher J. Austin, Esq. Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109 (617) 570-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    File (No. 333-190610)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	500,250	$26.50	$13,256,625	$1809

(1)	Represents only the additional number of shares being registered. Includes 65,250 shares the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333-190610).
(2)	Calculated in accordance with Rule 457(a) under the Securities Act, as amended. Based on the public offering price per share of $26.50, the price to the public set forth on the cover page of the Registrant’s Prospectus dated September 17, 2013 relating to its initial public offering pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-190610).

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the

Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock of the Registrant contemplated by the Registration Statement on Form S-1 (File No. 333-190610), declared effective by the Commission on September 17, 2013 (the “Prior Registration Statement”), and is being filed for the sole purpose of registering 500,250 additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement, including exhibits thereto, are hereby incorporated by reference.

CERTIFICATION

The Registrant hereby certifies to the Commission that (i) it has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on September 18, 2013), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during regular business hours on September 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Charleston, South Carolina on September 17, 2013.

Benefitfocus, Inc.

By:	/s/ Shawn A. Jenkins
Shawn A. Jenkins,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

*
Mason R. Holland, Jr.	Chairman of the Board of Directors	September 17, 2013

/s/ Shawn A. Jenkins
Shawn A. Jenkins	President and Chief Executive Officer (principal executive officer) and Director	September 17, 2013

/s/ Milton A. Alpern
Milton A. Alpern	Chief Financial Officer (principal financial and accounting officer)	September 17, 2013

*
Joseph P. DiSabato	Director	September 17, 2013

*
Ann H. Lamont	Director	September 17, 2013

*
Francis J. Pelzer V	Director	September 17, 2013

*
Raheel Zia	Director	September 17, 2013

*By:	/s/ Paris Cavic	September 17, 2013
Paris Cavic, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.

23.1	Consent of Ernst and Young LLP.

23.2	Consent of Wyrick Robbins Yates & Ponton LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney.*

* Previously filed in connection with Registrant’s Registration Statement on Form S-1 (File No. 333-190610).